Exhibit 99.1

PRESS RELEASE

For more information contact:	March 31, 2009
Lisa Free
(334) 676-5105

COLONIAL BANCGROUP SIGNS DEFINITIVE AGREEMENT

WITH INVESTORS LED BY TAYLOR, BEAN & WHITAKER

FOR A $300 MILLION INVESTMENT

MONTGOMERY, Ala.—(NYSE: CNB) Colonial BancGroup Chairman, CEO and President, Robert E. Lowder, announced today the signing of a definitive agreement with investors led by Taylor, Bean & Whitaker Mortgage Company (TBW) (collectively referred to as the “Investors”) for a $300 million equity investment in Colonial. The closing of the investment is subject to certain conditions being met and the approval of the bank regulatory authorities.

It is anticipated that Colonial will continue to operate as a stand-alone publicly-traded company with an independent board of directors and management team. Following completion of the transaction, on an as-converted basis, the Investors’ will own approximately 75% of Colonial’s common stock outstanding and the proforma tangible common book value per share as of December 31, 2008 would have been $1.45 per share had the preference shares been assumed to have been converted to common equity.

“We are pleased to announce this proposed equity investment and to welcome TBW and the Investors as shareholders. This transaction should strengthen our financial position and allow Colonial to continue to offer its customers high quality banking services,” said Mr. Lowder.

Under the terms of the agreement, which was unanimously approved by the board of directors of Colonial, the Investors will purchase 466,600 shares of contingently convertible voting preference stock (Series A stock) and 133,400 shares of contingently convertible non-voting preference stock (Series B stock) at a price of $500 per share for an aggregate purchase price of $300 million. Additional terms include the following; (i) Colonial and the Investors agree to use commercially reasonable best efforts and to cooperate so as to consummate the transaction; (ii) Colonial and the Investors agree to cooperate on regulatory filings; (iii) TBW agrees to seek approval from appropriate regulators regarding the applicability of Regulation W to the existing relationships between Colonial and TBW; and (iv) Colonial agrees that it will not solicit alternative transactions or investments except Colonial has the right for 30 days to receive and entertain unsolicited proposals if such proposals constitute a superior proposal as defined in the agreement. If Colonial enters into a superior proposal, or if certain other conditions are not satisfied, Colonial would pay a termination fee of $10 million. Upon closing, the Colonial board of directors will be fixed at fifteen members of which five will be selected by the Investors as provided in the agreement. Within 60 days of closing, the board of directors will consist of five continuing members, the five members as selected by the Investors, and five other members mutually agreeable to Colonial and the Investors.

Consummation of the transaction is subject to, among others, the following conditions; (i) receipt by Colonial of satisfactory confirmation and final approval that the U.S. Treasury Department will purchase shares of preferred stock and warrants pursuant to the Capital Purchase Program equal to 3% of Colonial’s risk weighed assets; (ii) receipt of all required regulatory approvals including approval to convert Colonial Bank to a federal savings and loan association; (iii) resolution satisfactory to TBW of the Regulation W requirements; (iv) Investors’ completion of due diligence review by April 30, 2009 and execution of a joinder to the agreement by all members of the investor group by that date; and (v) the obtaining of necessary financing by the

Investors. Colonial intends to submit an application to the NYSE to rely upon an exemption from the NYSE rules requiring shareholder approval of the transaction, as its Audit Committee has determined that the delay necessary in securing shareholder approval would put the financial viability of the Company at risk.

The Series A and Series B preference stock shall be convertible at the option of the holder into shares of Colonial’s common stock following the transaction at a conversion price of $.50 per share of common stock subject to the Company’s receipt of shareholder approval to increase the number of authorized shares of Colonial’s common stock. So long as the Series B preference stock is held by TBW or any of its affiliates, those shares shall not be convertible into Colonial common stock. Prior to conversion, the Series A stock will vote together with the Colonial common stock on an as-converted basis on all matters presented to the Colonial shareholders

TBW is privately-owned and is a savings and loan holding company regulated by the Office of Thrift Supervision through its ownership of Platinum Community Bancshares, the holding company for Platinum Community Bank, a federal savings bank headquartered in Rolling Meadows, Illinois. Because of TBW’s regulatory status, the agreement contemplates that Colonial Bank will convert to a federal savings and loan association. TBW is being advised by Deutsche Bank Securities, Inc.

Colonial plans to file a Form 8-K with the United States Securities and Exchange Commission (SEC) including the full definitive agreement with the Investors, and it can be accessed in the investor relations section of our website at www.colonialbank.com.

About TBW

TBW is one of the largest independent mortgage companies in the United States. TBW engages in the residential mortgage lending business and as such originates, acquires, sells and services residential mortgage loans through a network of mortgage brokers, community banks, and loan correspondents.

About Colonial

Colonial BancGroup operates 351 branches in Florida, Alabama, Georgia, Nevada and Texas with approximately $26 billion in assets. The Company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com. In some newspapers, the stock is listed as ColBgp.

In connection with an increase in the shares of Colonial’s common stock pursuant to the proposed transaction with the Investors, a proxy statement relating to certain of the matters discussed in this news release is expected to be filed with the SEC sometime later in 2009. When filed, copies of the proxy statements and other related documents may be obtained free of charge on our website at www.colonialbank.com. COLONIAL’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Colonial, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Colonial’s shareholders in connection with certain matters discussed in this news release. Information regarding such persons and their interests in Colonial is contained in Colonial’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of Colonial and its directors and executive officers in the matters discussed in this news release, which may be different than those of Colonial’s shareholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in the news release, which are expected to be filed with the SEC. The information contained in this release is not intended as a solicitation to buy Colonial’s stock and is provided for general information. The potential investment by the Investors is subject to several conditions, including approval by the NYSE of Colonial’s reliance on the “financial viability exception”, receipt of proceeds from the TARP Capital Purchase Program and receipt of all required regulatory approvals, all of which may be beyond Colonial’s control. Accordingly, there can be no assurance that the transaction will be consummated or when the transaction will occur.

This release includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” ,”could”, “outlook,” “potential”, “would” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this release or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:

•	satisfaction of all conditions stated in the agreement with the Investors;

•	losses to our loan portfolio are greater than estimated or expected;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	failure to receive final approval and actual funding from the U.S. Treasury Department’s Capital Purchase Program;

•	the impact of current economic conditions and the results of our operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic and operating plans for 2009 and beyond;

•	natural disasters in BancGroup’s primary market areas which result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in the securities markets;

•	acts of terrorism or war; and

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details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the Homeowner Affordability and Stability Plan and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system, are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

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